UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2017

Penske Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		248-648-2500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 15, 2017, we completed our previously announced offering of $300,000,000 aggregate principal amount of 3.75% Senior Subordinated Notes due 2020 and related subsidiary guarantees (collectively, the “Notes”). The Notes are governed by the indenture, dated as of November 21, 2014, as supplemented by the Fifth Supplemental Indenture thereto, dated as of August 15, 2017, among us, the Guarantors as listed therein, and the Bank of New York Mellon Trust Company, N.A., as Trustee (as supplemented, the “Indenture”), for the benefit of the holders of each Note. The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement filed on February 24, 2017 on Form S-3, File No. 333-216228.

The net proceeds from the offering (after underwriters’ discounts) were approximately $296.6 million. As previously disclosed, the Company intends to use the net proceeds of the offering to repay indebtedness outstanding under the Company’s U.S. credit agreement and for general working capital purposes.

Interest on the Notes is payable semiannually on February 15 and August 15 of each year, beginning on February 15, 2018. The Notes mature on August 15, 2020, unless earlier redeemed or purchased by us. The Notes are our unsecured senior subordinated obligations and are guaranteed on an unsecured senior subordinated basis by our existing 100% owned U.S. subsidiaries.

We may redeem the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes, plus an applicable make whole premium,  and any accrued and unpaid interest.

If we experience certain “change of control” events specified in the Indenture, holders of the Notes will have the option to require us to purchase for cash all or a portion of their Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest. In addition, if we make certain asset sales and do not reinvest the proceeds thereof or use such proceeds to repay certain debt, we will be required to use the proceeds of such asset sales to make an offer to purchase the Notes at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest.

The Indenture restricts our ability to, among other things: incur additional indebtedness; make certain distributions, investments and other restricted payments; create certain liens; sell assets; enter into transactions with affiliates; create restrictions on our ability to receive dividends or other payments from certain subsidiaries; and merge, consolidate or transfer all or substantially all of our assets.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness and certain events of bankruptcy and insolvency.

A copy of the Indenture is attached as Exhibit 4.1 to our Current Report on Form 8-K filed on November 21, 2014 and the Fifth Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and each is hereby incorporated by reference herein. The form of Note (included as an Exhibit to the Fifth Supplemental Indenture filed as Exhibit 4.1 hereto) is filed as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Indenture and the Notes are qualified in their entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibit 4.1 Fifth Supplemental Indenture dated August 15, 2017 among the Company, the Guarantors and The Bank of

New York Mellon Trust Company, N.A., as Trustee.

Exhibit 4.2 Form of 3.75% senior subordinated note due 2020 (included within the Fifth Supplemental Indenture filed as Exhibit 4.1).

Exhibit 5.1 Opinion of Shane M. Spradlin, General Counsel of the Company.

Exhibit 23.1 Consent of Shane M. Spradlin, General Counsel of the Company (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

August 15, 2017	By:	/s/ Shane M. Spradlin
Name: Shane M. Spradlin
Title: Executive Vice President

Exhibit Index

Exhibit No.	Description
4.1	Fifth Supplemental Indenture dated August 15, 2017 among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee.
4.2	Form of 3.75% senior subordinated note due 2020 (included within the Fifth Supplemental Indenture filed as Exhibit 4.1).
5.1	Opinion of Shane M. Spradlin, General Counsel of the Company.
23.1	Consent of Shane M. Spradlin, General Counsel of the Company (contained in Exhibit 5.1).